     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 24, 1999
                                             REGISTRATION NO. 333-85027

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                 POST-EFFECTIVE
                                AMENDMENT NO. 1
                                       to
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------


                             TELENETICS CORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                   California
         --------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)


                                   33-0061894
                      ------------------------------------
                      (I.R.S. Employer Identification No.)


  25111 Arctic Ocean, Lake Forest, California                         92630
--------------------------------------------------------------------------------
      (Address of Principal Executive Offices)                      (Zip Code)


                  Telenetics Corporation 1998 Stock Option Plan
            Telenetics Corporation 1999 Employee Stock Purchase Plan
            --------------------------------------------------------
                            (Full Title of the Plan)


        David L. Stone, 25111 Arctic Ocean, Lake Forest, California 92630
      ---------------------------------------------------------------------
                     (Name and Address of Agent for Service)

                                 (949) 455-4000
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)


                              CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                                            Proposed Maximum     Proposed Maximum
                                         Amount to be      Offering Price Per   Aggregate Offering       Amount of
Title of Securities to be Registered      Registered           Share (1)            Price (1)         Registration Fee(2)
------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value             1,600,000 shares         $1.47                $2,352,000           $653.86
==================================== ==================== ==================== ==================== ====================

(1) Calculated in accordance with Rule 457(h), on the basis of the average of the bid and asked price per share as reported for such securities by the OTC Electronic Bulletin Board on August 6, 1999.
(2)  Previously paid.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8. EXHIBITS.

    EXHIBIT NO.   DESCRIPTION
    -----------   -----------

        4.6 First Amendment to Telenetics Corporation 1999 Employee Stock Purchase Plan

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of California, on this 24th day of November, 1999.


                                        TELENETICS CORPORATION


                                        By: /S/ MICHAEL A. ARMANI
                                            ------------------------------------
                                                Michael A. Armani, President and
                                                Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Michael A. Armani and David L. Stone, or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf, individually and in each capacity stated below, all post-effective amendments to this registration statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities as of the dates indicated.

                SIGNATURE                              TITLE                              DATE
                ---------                              -----                              ----

/S/ MICHAEL A. ARMANI                           President, Chief                      November 24, 1999
--------------------------------                Executive Officer,
Michael A. Armani                               Chairman of the Board
                                                and Director (Principal
                                                Executive Officer)



/S/ DAVID STONE                                 Chief Financial Officer               November 24, 1999
--------------------------------                and Secretary (Principal
David Stone                                     Financial and Principal
                                                Accounting Officer)


/S/ SHALA SHASHANI                              Director                              November 24, 1999
--------------------------------
Shala Shashani


/S/ GEORGE LEVY                                 Director                              November 24, 1999
--------------------------------
George Levy


/S/ EDMUND P. FINAMORE                          Director                              November 24, 1999
--------------------------------
Edmund P. Finamore


/S/ THOMAS POVINELLI                            Director                              November 24, 1999
--------------------------------
Thomas Povinelli


                                  EXHIBIT INDEX


  EXHIBIT
     NO.                            DESCRIPTION
  -------                           ------------

    4.6 First Amendment to Telenetics Corporation 1999 Employee Stock Purchase Plan